Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Press Contact:	Investor Contact:
Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Second Quarter 2005 Earnings

PLYMOUTH MEETING, PA, July 21, 2005– Brandywine Realty Trust (NYSE:BDN) announced today that diluted earnings per share (EPS) was $0.12 for the second quarter of 2005, a decrease of $0.22 per share as compared to $0.34 for the second quarter of 2004. Net income was $8.9 million for the second quarter, a decrease of $9.3 million, as compared to $18.2 million for the second quarter of 2004.

Diluted EPS was $0.26 for the six-months ended June 30, 2005, a decrease of $0.41 per share, as compared to $0.67 per share for the six months ended June 30, 2004. Net income was $18.3 million for the six months ended June 30, 2005, a decrease of $12.3 million, as compared to $30.6 million for the six months ended June 30, 2004.

The change in net income reflects increased depreciation and amortization expense of $11.1 million and $23.7 million for the three and six-months ended June 30, 2005, respectively. This non-cash increase is largely due to depreciation and amortization related to the 14 assets included in the Company’s acquisition of The Rubenstein Company, L.P.

Funds from operations (FFO) was $35.3 million or $0.61 per share for the second quarter 2005 compared to $32.7 million or $0.67 per share for the second quarter of 2004. FFO for the six months ended June 30, 2005 was $71.5 million or $1.24 per share as compared to $61.3 million or $1.25 per share for the same period of 2004.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “We are pleased to report very solid quarterly results in what remains a challenging environment. Our asset quality and market focus have our core portfolio occupancies remaining above 91% and enhance our ability to renew tenants at average rent levels consistent with their existing leases. We continue to be pleased with our results at Cira Centre, now 93% pre-leased, Radnor Financial Center, currently 26% leased and our quarterly tenant retention ratio of 80%. Achieving these levels and continuing our track record of market out-performance is a true testimony to the quality of our tenant service and leasing team.” Mr. Sweeney went on to state, “Our focus continues to be on creating shareholder value by actively managing our existing assets and selectively pursuing development and acquisition opportunities that will enhance our portfolio.”

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 72.2% for the quarter
•	Quarterly rental rates on new leases declined 5.3% on a straight-line basis
•	Quarterly rental rates on renewals declined 0.8% on a straight-line basis
•	Quarterly retention rate was 80.4%
•	Portfolio was 91.4% occupied and 92.9% leased as of June 30, 2005
•	Leases expired or were terminated for approximately 1,151,000 square feet during the quarter
•	Leases were renewed for approximately 925,000 square feet during the quarter
•	New leases were signed for approximately 213,000 square feet during the quarter

Distributions

On June 15, 2005, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid July 15, 2005 to shareholders of record as of July 6, 2005. The Company also declared its dividend for the second quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on July 15, 2005 to holders of record of the Series C and Series D Preferred Shares as of June 30, 2005.

2005 Financial Outlook

The Company’s 2005 financial outlook continues to be predicated upon the following key and variable assumptions:

•	The same-store portfolio (which represents approximately 79% of total square footage and 77% of projected 2005 net operating income) to achieve the following percentage changes from 2004 results:

o	GAAP rents and reimbursements (not including termination fees) to decline 0.50% to 1.50%

o	Net operating income to range from unchanged to a decline of 2.0%

o	Average occupancy to range from an increase of 0.50% to a decrease of 0.50%

•	The completion of all development projects in accordance with the estimates identified in our supplemental disclosure as of December 31, 2004.

•	While targeted acquisitions and dispositions are a component of the Company’s 2005 strategy, there are no acquisitions or dispositions factored into the 2005 financial outlook.

Based on these key assumptions, we have updated our EPS guidance from our April 21, 2005 press release and expect our full year 2005 EPS to be $0.50 to $0.56 and we reiterate our FFO per share guidance of $2.48 to $2.55 per share.

We are introducing third quarter 2005 guidance and expect FFO per share to be $0.60 to $0.61 and EPS to be $0.10 to $0.11. These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, actual operating expenses and interest rates as compared to our forecast.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2004. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Second Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, July 22, 2005 at 11:00 a.m. Eastern Time. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, August 5, 2005 by calling 1-877-519-4471 – access code 6234812. In addition, the conference call can be accessed via a webcast located on the Company’s website at www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of second quarter earnings. The Supplemental Information package is available through the Company’s website at www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mt. Laurel, NJ, Philadelphia, PA and Richmond, VA, is one of the Mid-Atlantic region's largest full service real estate companies. Brandywine owns, manages or has an ownership interest in 296 office and industrial properties, aggregating 24.2 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

# # #

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2005	2004

ASSETS
Real estate investments:
Operating properties	$2,515,399	$2,483,134
Accumulated depreciation	(356,416)	(325,802)

	2,158,983	2,157,332
Construction-in-progress	213,246	145,016
Land held for development	85,708	61,517

	2,457,937	2,363,865

Cash and cash equivalents	9,321	15,346
Escrowed cash	18,090	17,980
Accounts receivable, net	8,736	11,999
Accrued rent receivable, net	38,687	32,641
Investment in marketable securities	661	423
Investment in real estate ventures	13,308	12,754
Deferred costs, net	34,447	34,449
Intangible assets, net	85,634	101,056
Other assets	39,088	43,471

Total assets	$2,705,909	$2,633,984

LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable	$508,189	$518,234
Borrowings under credit facilities	265,000	152,000
Unsecured senior notes, net of discounts	636,534	636,435
Accounts payable and accrued expenses	43,877	49,242
Distributions payable	27,583	27,363
Tenant security deposits and deferred rents	18,417	20,046
Acquired lease intangibles, net	36,520	39,271
Other liabilities	3,825	1,525

Total liabilities	1,539,945	1,444,116

Minority interest	41,336	42,866

Beneficiaries' equity:
Preferred shares – Series C	20	20
Preferred shares – Series D	23	23
Common shares	558	553
Additional paid-in capital	1,358,758	1,346,651
Cumulative earnings	388,859	370,515
Accumulated other comprehensive loss	(2,666)	(3,130)
Cumulative distributions	(620,924)	(567,630)

Total beneficiaries' equity	1,124,628	1,147,002

	1,165,964	1,189,868

Total liabilities and beneficiaries' equity	$2,705,909	$2,633,984

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended

	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Revenue
Rents	$81,788	$64,316	$163,016	$127,996
Tenant reimbursements	11,078	8,058	23,160	16,051
Other	2,377	3,840	7,991	5,366

Total revenue	95,243	76,214	194,167	149,413
Operating Expenses
Property operating expenses	27,801	20,054	57,680	42,204
Real estate taxes	9,683	6,846	19,340	13,727
Depreciation and amortization	27,948	16,829	56,383	32,633
Administrative expenses	4,378	3,954	9,130	7,443

Total operating expenses	69,810	47,683	142,533	96,007

Operating income	25,433	28,531	51,634	53,406
Other income (expense)
Interest income	687	541	1,467	1,052
Interest expense	(17,807)	(11,948)	(35,604)	(24,052)
Equity in income of real estate ventures	993	674	1,551	908
Net gain on sale of interests in real estate	—	1,148	—	1,148

Income before minority interest	9,306	18,946	19,048	32,462
Minority interest attributable to continuing operations	(376)	(624)	(703)	(1,885)

Income from continuing operations	8,930	18,322	18,345	30,577
Discontinued operations:
(Loss) income from discontinued operations	—	(213)	—	(214)
Net gain on disposition of discontinued operations	—	45	—	249
Minority interest	—	6	—	(2)

	—	(162)	—	33

Net income	8,930	18,160	18,345	30,610
Income allocated to Preferred Shares	(1,998)	(2,677)	(3,996)	(4,695)
Preferred Share redemption gain (charge)	—	—	—	4,500

Income allocated to Common Shares	$6,932	$15,483	$14,349	$30,415

PER SHARE DATA
Basic income per Common Share	$0.12	$0.34	$0.26	$0.68

Basic weighted-average shares outstanding	55,681,668	45,665,274	55,562,384	44,876,459
Diluted income per Common Share	$0.12	$0.34	$0.26	$0.67

Diluted weighted-average shares outstanding	55,844,239	45,811,946	55,786,070	45,096,735

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended

	6/30/05	6/30/04	6/30/05	6/30/04

Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$8,930	$18,160	$18,345	$30,610
Add (deduct):
Minority interest attributable to continuing operations	376	624	703	1,885
Net gains on sale of interests in real estate	—	(1,148)	—	(1,148)
Minority interest attributable to discontinued operations	—	(6)	—	2
Net gains on disposition of discontinued operations	—	(45)	—	(249)

Income before net gains on sale of interests in real estate and minority interest	9,306	17,585	19,048	31,100

Add:
Depreciation:
Real property	19,981	14,314	40,905	27,651
Real estate ventures	576	494	930	1,243
Amortization of leasing costs	7,419	2,342	14,651	4,643
Perpetual Preferred Share distributions	(1,998)	(1,998)	(3,996)	(3,336)
Preferred Share redemption gain (charge)	—	—	—	4,500

Funds from operations (FFO)	$35,284	$32,737	$71,538	$65,801

FFO, excluding non-recurring items (1)	$35,284	$32,737	$71,538	$61,301

FFO per share – fully diluted	$0.61	$0.67	$1.24	$1.35

FFO per share – fully diluted, excluding non-recurring items (1)	$0.61	$0.67	$1.24	$1.25

Weighted-average shares/units outstanding – fully diluted	57,897,198	48,874,021	57,843,068	48,854,797
EPS – diluted	$0.12	$0.34	$0.26	$0.67

Weighted-average shares outstanding – fully diluted	55,844,239	45,811,946	55,786,070	45,096,735
Dividend per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of FFO (Dividend per Common Share divided by FFO per Common Share)	72.2%	65.7%	71.2%	65.3%
Payout ratio of FFO, excluding non recurring items (1)	72.2%	65.7%	71.2%	70.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO, excluding non-recurring items (1)	$35,284	$32,737	$71,538	$61,301
Add (deduct):
Rental income from straight-line rents	(3,225)	(913)	(6,500)	(2,838)
Deferred market rental income	(283)	93	(788)	117
Amortization:
Deferred financing costs	487	549	968	1,032
Deferred compensation costs	696	574	1,387	1,127
Second generation capital expenditures (2):
Building and tenant improvements	(9,108)	(8,186)	(15,745)	(14,871)
Lease commissions	(1,076)	(979)	(1,992)	(1,863)

Cash available for distribution	$22,775	$23,875	$48,868	$44,005

Weighted-average shares/units outstanding – fully diluted	57,897,198	48,874,021	57,843,068	48,854,797
Dividend per Common Share	$0.44	$0.44	$0.88	$0.88

Cash flows from:
Operating activities	$36,110	$40,816	$62,731	$73,884
Investing activities	(77,690)	(13,003)	(126,563)	(31,645)
Financing activities	35,428	(24,825)	57,807	(40,246)

(1)	Represents FFO excluding a gain of $4.5 million related to the Series B Preferred Unit redemption in February 2004.
(2)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end).Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

Back to Contents

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – QUARTER
(unaudited and in thousands)

Of the 248 Properties owned by the Company as of June 30, 2005, a total of 226 Properties (“Same Store Properties”) containing an aggregate of 15.0 million net rentable square feet were owned for the entire three-month periods ended June 30, 2005 and 2004. Average occupancy for the Same Store Properties was 92.3% during 2005 and 90.9% during 2004.The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended June 30,

	2005	2004

Revenue
Rents (a)	$62,091	$61,946
Tenant reimbursements	7,596	7,816
Other (b)	916	1,260

	70,603	71,022
Operating expenses
Property operating expenses	22,360	21,321
Real estate taxes	6,969	6,629

	29,329	27,950

Net operating income	$41,274	$43,072

(a) Includes straight-line rental income of $1,720 for 2005 and $840 for 2004
(b) Includes net termination fee income of $626 for 2005 and $989 for 2004

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended June 30,

	2005	2004

Net Income	$8,930	$18,160
Add/(deduct):
Interest income	(687)	(541)
Interest expense	17,807	11,948
Administrative expenses	4,378	3,954
Equity in income of real estate ventures	(993)	(674)
Depreciation and amortization – continuing operations	27,948	16,829
Depreciation and amortization – discontinued operations	—	77
Net gain on sale of interests in real estate – continued operations	—	(1,148)
Net gain on sale of interests in real estate – discontinued operations	—	(45)
Minority interest attributable to continuing operations	376	624
Minority interest attributable to discontinued operations	—	(6)

Consolidated net operating income	57,759	49,178
Less: Net operating income of non same store properties	(13,026)	(1,146)
Less: Eliminations and non-property specific net operating income	(3,459)	(4,960)

Same Store net operating income	$41,274	$43,072